UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.

On March 29, 2023, Compass Minerals International, Inc. (the “Company”) authorized and approved certain changes to the Company’s compensation program for independent directors in order to better align directors’ interests with those of the Company’s stockholders. Previously, the Company's independent directors were entitled to receive equity compensation as well as compensation payable in cash consisting of an annual retainer, committee service fees, and a fee for the Non-Executive Chairman of the Board. Under the prior program, independent directors could elect to receive the cash portion of their compensation in equity, and could also elect to defer certain compensation. Effective immediately, the Company has modified the program such that independent directors will receive all of their compensation in the form of equity. No changes were made to the amounts or timing of director compensation, including with respect to any deferral elections. The Company estimates that approximately $800,000 annually of compensation that otherwise would have been payable to such directors in cash (absent an election to convert such cash to equity) will be paid in equity as a result of this change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: April 4, 2023	By:	/s/ Lorin Crenshaw
Name: Lorin Crenshaw
Title: Chief Financial Officer